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Exhibit 2

State of New York
Banking Department

        I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY CERTIFY:

        THAT, in accordance with the provisions of Section 601-b of the New York Banking Law, there were filed in the office of the Superintendent of Banks, as of 12:01 a.m. November 10, 2001, a SUBSIDIARY AGREEMENT AND PLAN OF MERGER, and other required documents, providing for the merger of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, New York, New York, with and into THE CHASE MANHATTAN BANK, New York, New York under the name, JPMORGAN CHASE BANK, which merger was approved by the Superintendent of Banks on December 7, 2000; and

        THAT, the following offices of MORGAN GUARANTY TRUST COMPANY OF NEW YORK have become offices of JPMORGAN CHASE BANK:

Branch Offices

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  60 Wall Street, Borough of Manhattan, City of New York 10260

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  522 Fifth Avenue, Borough of Manhattan, City of New York 10036

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  500 Stanton Christana Road, Newark New Castle County, Delaware 19713

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  Vakils House, 18 Ballard Estate, Mumbai, India

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  151 Boulevard Emilie Jacqmain, Brussels, Belgium

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  Avenida Corrientes 411, Buenos Aires, Argentina

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  Börsenstrasse 2-4, Frankfurt am Main, Germany

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  South West Office Tower, International Finance Centre, Harbour View Road Central, Hong Kong

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  Mecidiyekoy Mahallesi, Buyukdere Ca. No. 195, Buyukdere Plaza, Levent, Istanbul, Turkey

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  The Forum, 2 Maude Street, Sandton Square, Sandown, Johannesburg, South Africa

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  Main Office Tower, Financial Park, Jalan Merdeka, Federal Territory of Labuan, Malaysia

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  60 Victoria Embankment, London, England

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  Jose Ortega y Gasset 29, Madrid, Spain

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  Corso Venezia 54, Milan, Italy

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  Bahamas Financial Center, Charlotte & Shirley Streets, Nassau, Bahamas

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  14 Place Vendome, Paris, France

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  Praia de Botafogo 228, Rio de Janeiro, Brazil

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  Av. Brigadeiro Faria Lima 3729, São Paulo, Brazil

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  KorAm Bank Building, 39 Da-Dong, Chung-ku, Seoul, South Korea

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  32-08 DBS Building, Tower 2, 6 Shenton Way, Singapore, Singapore

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  1 O'Connell Street, Sydney, Australia

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  Akasaka Park Building, 2-20 Akasaka 5-chome, Minato-ku, Tokyo, Japan

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  Royal Bank Plaza, South Tower, Toronto, Ontario, Canada

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  Dreikönigstrasse 21, Zurich, Switzerland

Limited Purpose Branch Office

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  345 Park Avenue, Borough of Manhattan, City of New York 10154; and

        THAT, the aforementioned merger has been recognized as valid and effective as of the date and time of such filing.

        WITNESS, my hand and official seal of the Banking Department of the City of New York, this 16th day of November in the Year of our Lord two thousand and one.

/s/ P. VINCENT CONLON Deputy Superintendent of Banks

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State of New York Banking Department